Schedule A
          to the Restated Shareholder Services Plan (Fiduciary Shares)
                           between HighMark Funds and
                        SEI Investments Distribution Co.
                          Dated as of JANUARY 12, 2006


NAME OF FUND

100% U. S. Treasury Money Market Fund
California Tax-Free Money Market Fund
Diversified Money Market Fund
U. S. Government Money Market Fund
Balanced Fund
Core Equity Fund
Large Cap Growth Fund
Large Cap Value Fund
Small Cap Growth Fund
Small Cap Value Fund
Value Momentum Fund
Bond Fund
California Intermediate Tax-Free Bond Fund
National Intermediate Tax-Free Bond Fund
Short Term Bond Fund
Income Plus Allocation Fund
Growth & Income Allocation Fund
Capital Growth Allocation Fund
International Opportunities Fund
Small Cap Advantage Fund
Cognitive Value Fund
Enhanced Growth Fund

and any other portfolios hereafter created by the Trust after the date of this Agreement


HIGHMARK FUNDS                      SEI INVESTMENTS DISTRIBUTION CO.

By: Philip T. Masterson             By: Al J. DelPizzo

Title: Secretary                    Title: VP